UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 27, 2006

                           FREQUENCY ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                   1-8061                   11-1986657
(State or other jurisdiction      (Commission              (I.R.S. Employer
      of incorporation)           File Number)            Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY                     11553
   (Address of principal executive offices)                    (Zip Code)

                                 (516) 794-4500
              (Registrant's telephone number, including area code)

                                      NONE
      (Former name, address and fiscal year, if changed since last report)
    -----------------------------------------------------------------------
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                                Page 1 of 4 pages


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ITEM 8.01   OTHER EVENTS

     On September 27, 2006, the board of directors of registrant declared a cash dividend pursuant to its current policy for payment of cash dividends. The cash dividend is in the per share amount of $0.10 on the common stock of the registrant, payable on December 1, 2006 to stockholders of record of such stock at the close of business on October 31, 2006.

     Registrant's cash dividend policy calls for the declaration and payment of dividends to holders of registrant's common stock:

     a. Subject to the discretion and satisfaction of registrant's board of directors with registrant's financial condition, results of its operations, and its prospects for future investments in growth, at the time of the declaration of such dividends; and

     b. Subject to the discretion and satisfaction of the board as aforesaid in declaring such dividends, to be paid on each of June 1 and December 1 to the shareholders of record, respectively, at the close of business on April 30 and October 31.

ITEM 9.01 (c).  EXHIBITS.

    99.1 Press Release of Frequency Electronics, Inc., dated September 28, 2006.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             FREQUENCY ELECTRONICS, INC.



                                             By: /s/ Alan Miller
                                                 ---------------
                                                    Alan Miller
                                                    Chief Financial Officer
                                                    and Treasurer

Dated: September 28, 2006

                                                                    Exhibit 99.1

                                  PRESS RELEASE

                        FEI DECLARES SEMI-ANNUAL DIVIDEND

Mitchel Field, NY, September 28, 2006 - The Board of Directors of Frequency Electronics, Inc. (NASDAQ-FEIM) has declared a cash dividend of $0.10 per share, payable on December 1, 2006 to shareholders of record on October 31, 2006. The Board took this action in conformance with its established policy regarding a semi-annual cash dividend.

About Frequency Electronics
---------------------------
Frequency Electronics, Inc. is a world leader in the design, development and manufacture of high precision timing, frequency control and synchronization products for space and terrestrial applications. The Company's products are used in commercial, government and military systems, including satellite payloads, missiles, UAVs, piloted aircraft, GPS, secure radios, SCADA, energy exploration and wireline and wireless communication networks. The Company has received over 60 awards of excellence for achievements in providing high performance electronic assemblies for over 120 space programs. The Company invests significant resources in research and development and strategic acquisitions world-wide to expand its capabilities and markets. The Company's Belgium-based Gillam-FEI subsidiary provides the Company with expertise in wireline network synchronization, management and SCADA. FEI-Zyfer in Anaheim, CA, provides GPS and secure timing ("SAASM") capabilities for critical military and commercial applications. The Company has an affiliate in St. Petersburg, Russia which supplies high-quality, cost effective quartz oscillators and components. Additionally, the Company operates a new, modern manufacturing facility in Tianjin, China through its wholly-owned subsidiary, FEI-Asia. Additional information is available on FEI's website: www.frequencyelectronics.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The Statements in this press release regarding the future constitute "forward-looking" statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, inability to integrate operations and personnel, actions by significant customers or competitors, general domestic and international economic conditions, consumer spending trends, reliance on key customers, continued acceptance of the Company's products in the marketplace, competitive factors, new products and technological changes, product prices and raw material costs, dependence upon third-party vendors, competitive developments, changes in manufacturing and transportation costs, the availability of capital, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact information: Alan Miller, CFO, or General Joseph P. Franklin, Chairman:
TELEPHONE:(516) 794-4500       WEBSITE: www.frequencyelectronics.com